Exhibit 99.1

REVA Expands CE Mark Trial to Australia and New Zealand

San Diego, California (Thursday, June 27, 2013, PDT) – REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) is pleased to announce that it is now enrolling patients with its ReZolve®2 bioresorbable scaffold at multiple clinical sites in Australia and New Zealand. This is in addition to previously announced sites in Brazil, Germany and Poland, which began enrolling patients earlier this year. Up to 125 patients are expected to be enrolled in REVA’s clinical trial to provide the data necessary to apply for European CE Marking.

ReZolve2 is a drug-eluting fully bioresorbable scaffold designed to provide all the proven benefits of a permanent metal drug-eluting stent, with the advantage of resorbing from the body when it is no longer needed and allowing the artery to return to its natural function.

The first patient implant in Australia was performed by Dr. David Muller, Director of Cardiac Catheterization at St. Vincent’s Hospital in Sydney, and the Co-Principal Investigator for REVA’s CE trial. “I am very intrigued by the potential clinical benefits that may be realized with the shift from permanent metal stents to temporary scaffolds that dissolve from the body,” commented Dr. Muller. “REVA’s device is unique among bioresorbable scaffolds in that it offers ease of inflation and complete scaffold visibility under x-ray. We are excited to play a significant role in evaluating this novel technology in patients.”

Enrollment in REVA’s CE trial is expected to be complete by the end of September 2013, with up to 30 clinical sites participating.

About REVA

REVA is a development stage medical device company incorporated in Delaware, USA, that is focused on the development and eventual commercialization of its proprietary bioresorbable stent products. The ReZolve® product family, which is in a clinical study phase, combines REVA’s proprietary stent design with a proprietary polymer that is metabolized and cleared from the body. REVA’s anticipated commercial product, the ReZolve2 scaffold, is designed to offer full x-ray visibility, clinically relevant sizing, and a controlled and safe resorption rate. In addition, by early encapsulation of the stent in the artery tissue coupled with the loss of scaffold structure over time, the ReZolve2 scaffold may reduce the incidence of late forming blood clots or otherwise reduce long-term disease progression, potential benefits of bioresorbable scaffolds that have yet to be proven. REVA will require clinical results and regulatory approval before it can begin selling the ReZolve2 scaffold.

HEAD OFFICE: 5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

AUSTRALIAN OFFICE: Level 6, 175 Macquarie Street, Sydney, NSW 2000 • +61 2 9231 3322 • +61 9229 2727 (FAX) • ARBN 146 505 777

REVA Medical, Inc.	Page 2

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements, such as those statements regarding our ability to obtain the regulatory approvals required to market our ReZolve® scaffold, our ability to timely and successfully complete our clinical trials, our ability to protect our intellectual property position, our ability to commercialize our products if and when approved, our ability to develop and commercialize new products, and our estimates regarding our capital requirements and financial performance, including profitability. You should not place undue reliance on these forward-looking statements. Although management believes these forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause our actual results to vary materially from those expressed in the forward-looking statements, which risks and uncertainties are described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on February 27, 2013. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States Investor and Media Enquiries: Cheryl Liberatore Director, Investor Relations and Marketing REVA Medical, Inc. +1 858 966-3045	Australia Investor Enquiries: Kim Jacobs Inteq Limited +61 2 9229 2700 Media Enquiries: Haley Price or Rebecca Wilson Buchan Consulting +61 3 9866 4722

HEAD OFFICE: 5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

AUSTRALIAN OFFICE: Level 6, 175 Macquarie Street, Sydney, NSW 2000 • +61 2 9231 3322 • +61 9229 2727 (FAX) • ARBN 146 505 777